UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 25, 2006

(Date of Earliest Event Reported)

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 25, 2006, Penn Virginia Operating Co., LLC (the "Operating Company"), a wholly owned subsidiary of Penn Virginia Resource Partners, L.P. (the "Partnership"), entered into a Purchase Agreement with Huff Creek Energy Company and Appalachian Coal Holdings, Inc. ("Holdings") providing for the Operating Company's acquisition from Holdings of 100% of the membership interests of Tony Fork LLC, a Delaware limited liability company whose assets are comprised of the lease rights to approximately 69 million tons of coal reserves located on approximately 20,000 acres in Logan, Boone and Wyoming Counties, West Virginia (the "Transaction"). The purchase price of the Transaction was $65 million and was funded with the Partnership's credit facility.

Item 7.01.  Regulation FD Disclosure.

On May 26, 2006, the Partnership issued a press release announcing the Transaction. The press release is attached hereto as Exhibit 99.1 and is hereby incorporated into this Item 7.01. In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

           (d)  Exhibits

                99.1 - Penn Virginia Resource Partners, L.P. press release dated May 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2006

Penn Virginia Resource Partners, L.P.
By:	Penn Virginia Resource GP, LLC
its general partner

By:	/s/ Nancy M. Snyder
Nancy M. Snyder
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Penn Virginia Resource Partners, L.P. press release dated May 26, 2006.